Exhibit 99.1
Sable Offshore Corp. Provides Operational Update
Houston, September 28, 2026 – Sable Offshore Corp. (“Sable”) (NYSE: SOC) today provides the following operational update focused on the pending restart of Platform Hondo, ongoing Las Flores Canyon Midstream Processing Facility (“LFC”) upgrades, and the current status of oil midstream and marketing.
Platform Hondo
•Platform Hondo reconstruction and internal operational commissioning are complete. Over the course of Sable’s recommissioning period, Sable has modernized Platform Hondo from a manually controlled platform to one with up-to-date technology and safety standards.
•Sable has been working productively with the Marine Minerals Administration (the “MMA”) throughout Platform Hondo recommissioning and anticipates the MMA’s final review and approval of the Platform Hondo instrumentation, control, and safety commissioning submission in October 2026.
•Instrumentation, controls, and additional safety testing and commissioning are expected in October 2026. Sable continues to prioritize the safe and sustainable long-term operational viability of Platform Hondo.
•Sable plans to accelerate and complete 4 additional Perforation Addition (“Perf Add”) operations on Platform Hondo ahead of an expected Q4 2026 platform restart.
•The 4 additional Perf Adds are expected to result in completed Perf Adds on 9 of the 15 production wells on Platform Hondo ahead of restart as opposed to the previously expected 5 completed Perf Adds pre-restart.
•Each Perf Add is estimated to produce an incremental ~600 barrels of oil per day to the base well production at a cost of approximately $800,000 per operation.
LFC
•Due to robust production from Platform Harmony and Platform Heritage and the expected production from Platform Hondo, Sable is planning to complete operational and facility upgrades at LFC to increase emulsion processing capacity.
•Currently, LFC has been able to process approximately 80% of the productive capacity of Platforms Harmony and Heritage. These upgrades are expected to allow LFC to safely and efficiently handle production from all three Santa Ynez Unit platforms at their full productive capacities.
•Completing the LFC operational and facility upgrades ahead of the restart of Platform Hondo is expected to allow Sable to flow all SYU wells, maintain continuous operations and reduce downtime in Q4 2026.
Current Sales, Midstream and Marketing
•Sable’s preliminary estimate of oil sales during the months of July and August is approximately 32 thousand gross barrels of oil per day averaged over the two months, with September oil sales volumes expected to be approximately 34 thousand gross barrels of oil per day.
•Sable is working closely with midstream and downstream partners to alleviate third party sales constraints experienced in the second half of August and September 2026.
•Nominations to our crude purchaser are expected to increase to an average of 38 thousand gross barrels of oil per day in October 2026, with an October 2026 estimated exit rate of approximately 45 thousand gross barrels of oil per day prior to the expected addition of Hondo volumes.
•Sable expects increasing oil sales rates after exiting October 2026 through the end of the year.

Exhibit 99.1
About Sable
Sable Offshore Corp. is an independent oil and gas company, headquartered in Houston, Texas, focused on responsibly developing the Santa Ynez Unit in federal waters offshore California. The Sable team has extensive experience safely operating in California.
Forward-Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “continue,” “plan,” “forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward- looking statements, although not all forward-looking statements will contain such identifying words. These statements are based on the current beliefs and expectations of Sable’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause Sable’s actual results to differ materially from those described in the forward-looking statements include: the ability to recommence full production of the SYU assets; the cost and time required therefor, and production levels once recommenced; availability of future financing; restrictions in existing or future debt agreements or structured or other financing arrangements; uncertainties related to new technologies, geographical concentration of operations, environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes and regulatory risks, including risks relating to PHMSA’s regulatory oversight of the SYPS, the DPA Order and the potential implementation of the OS&T Strategy or the Buoy Strategy; our ability to consummate a debt refinancing of our Senior Secured Term Loan B and the timing and terms thereof; our financial performance; global economic conditions and inflation; increased operating costs; lack of availability of drilling and production equipment, supplies, services and qualified personnel; geographical concentration of operations; environmental and weather risks; regulatory changes and uncertainties; litigation, complaints and/or adverse publicity; privacy and data protection laws, privacy or data breaches, or loss of data; our ability to comply with laws and regulations applicable to our business; and other one-time events and other factors that can be found in Sable’s Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, filed with the Securities and Exchange Commission, which are available on Sable’s website (www.sableoffshore.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Except as required by applicable law, Sable undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.
Contacts
Investor Contact:
Harrison Breaud
Vice President, Finance & Investor Relations
IR@sableoffshore.com
713-579-8111
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